Exhibit 32


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                                   Exhibit 32

                         STATEMENT FURNISHED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
                             18 U.S.C. SECTION 1350,

            Barry E. Backhaus, Chairman, President and Chief Executive Officer and Colin D. Anderson, Senior Vice President and Chief Financial Officer of First Federal Bankshares, Inc. (the "Company") each certify in his capacity as an officer of the Company that he has reviewed the quarterly report of the Company on Form 10-Q for the quarter ended March 31, 2004 (the "Report") and that to the best of his knowledge:

      (1) the Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

      (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods covered by the Report.

      This statement is authorized to be attached as an exhibit to the Report so that this statement will accompany the Report at such time as the Report is filed with the Securities and Exchange Commission pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350. It is not intended that this statement be deemed to be filed for purposes of the Securities Exchange Act of 1934, as amended.


May 14, 2004                   /s/ Barry E. Backhaus
-----------------              -------------------------------------------------
Date                           Chairman, President and Chief Executive Officer


May 14, 2004                   /s/ Colin D. Anderson
-----------------              -------------------------------------------------
Date                           Senior Vice President and Chief Financial Officer


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